Exhibit 4.1

AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT

THIS AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT (this "Agreement") dated as of January 30, 2015, by and between Great Plains Holdings, Inc., a Nevada corporation (the "Company"), Bonjoe Gourmet Chips LLC, a Florida limited liability company (“Bonjoe”) and the Purchasers identified on Exhibit A attached hereto (collectively referred to herein as the "Purchasers").

RECITALS

WHEREAS, the Company, Bonjoe, Joseph Trudel and Gilbert Hess entered into a Securities Purchase Agreement dated December 10, 2014 (the “SPA”).

WHEREAS, the parties desire to amend and restate the SPA as set forth below.

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

WHEREAS, Pursuant to the terms and conditions of this Agreement, the Company desires to sell, and Purchasers desires to purchase, all of the Company's rights, title, and interest in and to all of the Exchange Shares as further described herein.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1. The Exchange and Working Capital Loan.

(a)           The Exchange. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined herein), the Purchasers shall sell, assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the number of membership units of Bonjoe (the “Units”) set forth next to each Investor’s name on Exhibit A to this Agreement; the objective of such purchase (the “Exchange”) being the acquisition by the Company of the percentage of the issued and outstanding membership units of Bonjoe set forth next to each Investor’s name on Exhibit A.  In exchange for the transfer of the Units by the Purchasers, the Company shall deliver to the Purchasers the number of shares of the Company’s common stock set forth next to each Investor’s name on Exhibit A (the “Exchange Shares”) and is hereinafter referred to as the “Exchange Consideration”.  Upon satisfaction of the closing conditions set forth in Section 3, the Closing Date shall occur at the offices of Company’s counsel or such other location as the parties shall mutually agree.

(b)           Working Capital Loan. Upon execution of this Agreement, the Company shall lend or disburse on behalf of Bonjoe up to the sum of $6,200.00 (the “Bonjoe Working Capital Loan”), the proceeds of which shall be used for the following purposes: (i) $5,000 for an in-store marketing campaign to be carried out by a third party on behalf of Bonjoe (the “Test Marketing Blitz”) and (ii) $1,200 for Bonjoe working capital purposes as agreed to by the Company. The Bonjoe Working Capital Loan shall bear interest at the rate of 12% per annum, shall be secured by all of the assets of Bonjoe and shall be payable by Bonjoe within 15 days of demand by the Company.

2. Closing and Deliveries.

 (a)           The closing (the “Closing” or “Closing Date”) of the transactions contemplated by this Agreement shall take place within 10 days of the satisfaction of all conditions precedent described in Section 3 hereof.

 (b)           Within 10 days after the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the Exchange Shares registered in the name of such Purchaser.

 (c)           On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company such Purchaser’s assignment of the Units to the Company.

3. Closing Conditions.

 (a)           The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)             the accuracy in all material respects on the Closing Date of the representations and warranties of the Purchasers contained herein;

(ii)            all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed;

(iii)           the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement;

(iv)           The Company confirming the results of the Test Marketing Blitz and acknowledging the Company’s desire to complete the transactions contemplated by this Agreement, which the Company may elect to do in its sole and absolute discretion;

(v)            The Company entering into a Confidentiality, Nondisclosure, Nonsolicitation and Non-disparagement Agreement with Joseph G. Trudel in the form attached hereto as Exhibit B;

(vi)           The Company entering into an Operating Agreement with its members in the form attached hereto as Exhibit C;

(vii)          The Company entering into an Option Agreement with the Purchasers to purchase additional Units in Bonjoe in the form attached hereto as Exhibits D;

(viii)         Confirmation that Bonjoe has implemented financial accounting software for its record keeping which software shall be reasonably approved by the Company; and

(ix)            Bonjoe appointing two people designated by the Company as members of Bonjoe’s Board of Directors who shall serve as directors of Bonjoe along with Joseph Trudel.

 (b)           The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i)             The Company entering into a Termination of Royalty Agreement with the Company in the form attached hereto as Exhibit E;

(ii)            the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein; and

(iii)           all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

4. Representations and Warranties of the Company. As an inducement to Purchasers to enter into this Agreement and to consummate the transactions contemplated herein, the Company represents and warrants to Purchasers as follows:

4.1           Authority. The Company has the right, power, authority and capacity to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform his obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with the terms hereof.

4.2           Valid Issuance. The Exchange Shares are duly authorized, and when issued in accordance with the terms of this Agreement will be duly and validly issued, fully paid and non-assessable.

4.3           No Conflict. None of the execution, delivery, or performance of this Agreement, and the consummation of the transactions contemplated hereby, conflicts or will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any instrument, contract or agreement to which the Company is a party or by which he is bound, or to which the Exchange Shares are subject; or (ii) any federal, state, local or foreign law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to the Company or the Exchange Shares.

4.4           No General Solicitation or Advertising. Neither any the Company nor any of its affiliates nor any person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Exchange Shares, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Exchange Shares under the Securities Act of 1933, as amended (the "Securities Act").

4.5.           Capitalization.  The authorized capital of the Company consists of 300,000,000 shares of common stock, par value $0.001, of which a total of 8,040,625  shares are issued and outstanding (the “Issued and Outstanding Common Stock”), 20,000,000 shares of preferred stock, par value $0.001, of which a total of 10,000 shares of Series B Preferred Stock are issued and outstanding (the “Issued and Outstanding Series B Preferred Stock”).  The Issued and Outstanding Common Stock and the Issued and Outstanding Series B Preferred Stock has been duly authorized, issued, fully paid and nonassessable, free and clear of all liens, charges, pledges, security interests, encumbrances, right of first refusal, preemptive right or other restriction. No person, firm or corporation has any right, agreement, warrant or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option to require the Company to issue any shares in its capital or to convert any securities of the Company or of any other company into shares in the capital of the Company other than as set forth in an SEC Report (defined below).

4.6.           SEC Reports. The Company has filed all reports required to be filed by it under the Securities Act and the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) of the Exchange Act, (the “SEC Reports”).

4.7.           Financial Statements.  The financial statements of the Company included in the SEC Reports fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations for the periods then ended, subject to normal year-end audit adjustments.

5. Representations and Warranties of Bonjoe and Purchasers. As an inducement to the Company to enter into this Agreement and to consummate the transactions contemplated herein, Bonjoe and the Purchasers represent and warrant to the Company as follows:

5.1           Authority. Purchasers have the right, power, authority and capacity to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform his obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligations of Purchasers, enforceable against Purchasers in accordance with the terms hereof.

5.2           No Consent. No consent, approval, authorization or order of, or any filing or declaration with any governmental authority or any other person is required for the consummation by the Purchasers of any of the transactions on its part contemplated under this Agreement.

5.3           No Conflict. None of the execution, delivery, or performance of this Agreement, and the consummation of the transactions contemplated hereby, conflicts or will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any instrument, contract or agreement to which Purchasers is a party or by which he is bound; or (ii) any federal, state, local or foreign law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to Purchasers.

5.4           Potential Loss of Investment. Purchasers understands that an investment in the Exchange Shares is a speculative investment which involves a high degree of risk and the potential loss of his entire investment.

5.5           Reliance on Exemptions.  The Purchasers understand that the Exchange Shares are being offered and sold to Purchasers in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Purchasers’ compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchasers set forth herein in order to determine the availability of such exemptions and the eligibility of Purchasers to acquire the Exchange Shares.

5.6           Information.  The Purchasers and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company including without limitation, the SEC Reports and materials relating to the offer and sale of the Exchange Shares which have been requested by Purchasers or its advisors.  The Purchasers and its advisors, if any, have been afforded the opportunity to ask questions of the Company.  Notwithstanding the foregoing, the Company has not disclosed to Purchasers any material nonpublic information and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to Purchasers.  The Purchasers understand that their investment in the Exchange Shares involves a significant degree of risk. The Purchasers are not aware of any facts that may constitute a breach of any of the Company's representations and warranties made herein.

5.7           Governmental Review.  The Purchasers understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Exchange Shares.

5.8           Transfer or Re-sale.  The Purchasers understands that (i) the sale or re-sale of the Exchange Shares has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Exchange Shares may not be transferred unless (a) the Exchange Shares are sold pursuant to an effective registration statement under the Securities Act, (b) Purchasers shall have delivered to the Company, at the cost of Purchasers, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Exchange Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company, (c) the Exchange Shares are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”)) of Purchasers who agrees to sell or otherwise transfer the Exchange Shares only in accordance with this Section and who is an Accredited Investor, (d) the Exchange Shares are sold pursuant to Rule 144, or (e) the Exchange Shares are sold pursuant to Regulation S under the Securities Act (or a successor rule) (“Regulation S”), and Purchasers shall have delivered to the Company, at the cost of Purchasers, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Company; (ii) any sale of such Exchange Shares made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Exchange Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Exchange Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case).  Notwithstanding the foregoing or anything else contained herein to the contrary, the Exchange Shares may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

5.9           Legends.  Each of the Purchasers understand that the shares of the Company’s common stock that comprise the Exchange Shares  and, until such time as the Exchange Shares have been registered under the Securities Act may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Exchange Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Exchange Shares):

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE COMPANY), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

The legend set forth above shall be removed and the Company’s shall issue a certificate without such legend to the holder of any Exchange Share upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) the Exchange Shares are registered for sale under an effective registration statement filed under the Securities Act or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Exchange Shares may be made without registration under the Securities Act, which opinion shall be accepted by the Company so that the sale or transfer is effected.  The Purchasers agree to sell all Exchange Shares, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

5.10           Residency.  The Purchasers are a resident of the jurisdiction set forth immediately below Purchasers’ name on the signature pages hereto.

5.11           No Advertising. At no time were the Purchasers presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

5.12           Investment Experience. The Purchasers (either by himself or with his advisors) are (i) experienced in making investments of the kind described in this Agreement, (ii) able, by reason of Purchasers’ business and financial experience to protect Purchasers’ own interests in connection with the transactions described in this Agreement, and (iii) able to afford the entire loss of his investment in the Exchange Shares.

5.13           Investment Purposes. The Purchasers are acquiring the Exchange Shares for their own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in the amount of Exchange Shares the Purchasers are acquiring herein. Further, the Purchasers do not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Exchange Shares the Purchasers are acquiring.

5.14           Capitalization.  The authorized capital of Bonjoe consists of 100,000 limited liability company membership units (the “Units”), of which a total of 100,000 Units are issued and outstanding (the “Issued and Outstanding Units”).  The Issued and Outstanding Units have been duly authorized, issued, fully paid and nonassessable, free and clear of all liens, charges, pledges, security interests, encumbrances, right of first refusal, preemptive right or other restriction. No person, firm or corporation has any right, agreement, warrant or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option to require Bonjoe to issue any Units or membership interests in its capital or to convert any securities of Bonjoe or of any other company into membership interests in the capital of Bonjoe.

6. Termination.

6.1           Termination.  This Agreement may be terminated and the transactions contemplated hereby may be abandoned, but not later than the Closing Date:

(a)           by mutual written consent of the Bonjoe, the Purchases and the Company;

(b)           by the Purchasers, in their sole discretion, if any of the representations or warranties of the Company contained herein are not in all material respects true, accurate and complete or if the Company breaches or fails to comply with any covenant or agreement contained herein and the Company fails to cure such breach within 10 days of prior written notice;

(c)           by the Company, in its sole discretion, if any of the representations or warranties of the Buyer contained herein are not in all material respects true, accurate and complete or if the Buyer breaches or fails comply with any covenant or agreement contained herein and the Buyer fails to cure within 10 days of prior written notice;

(d)           by the Company, as provided in Section 3(a)(iv); or

(e)           by either party upon written notice to the other in the event that the Closing has not occurred by June 1, 2015, for any reason other than the failure of the party seeking to terminate this Agreement to perform its obligations hereunder or a breach of a representation or warranty by such party herein.

6.2           Effect of Termination.  In the event of a termination of this Agreement pursuant to Sections 6.2(a), (d) or (e), written notice thereof shall promptly be given to the other party hereto and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned without further action by the other party hereto.  In the event of a termination pursuant to Sections 6.2(b) or (c), the non-breaching party shall have the right to seek damages with respect to such termination, and shall not be precluded by the exercise of such termination right from pursuing, subject to the terms of this Agreement and applicable law, any cause of action or other claim it may then or at any time thereafter have against the other party in respect of any breach or default by the other party hereunder.

7. Miscellaneous.

7.1           Further Assurances. From time to time, whether at or following the Closing Date, each party shall make reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable, including as required by applicable laws, to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement. In addition, the Company will reimburse or pay on behalf the Purchasers up to $1,300.00 each for expenses incurred in opening a brokerage account and legal opinion needed for the transfer or removal of restrictive legend on the Exchange Shares.

7.2           Notices. All notices or other communications required or permitted hereunder shall be in writing shall be deemed duly given (a) if by personal delivery, when so delivered, (b) if mailed, three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, or (c) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent to the addresses of the parties as indicated on the signature page hereto. Any party may change the address to which notices and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

7.3           Choice of Law; Jurisdiction. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Florida, without giving effect to principles of conflicts of law. Each of the parties agree to submit to the jurisdiction of the federal or state courts located in Sumter County, Florida in any actions or proceedings arising out of or relating to this Agreement. Each of the parties, by execution and delivery of this Agreement, expressly and irrevocably (i) consents and submits to the personal jurisdiction of any of such courts in any such action or proceeding; (ii) consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to such party as set forth in Section 7.2 above and (iii) waives any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis. EACH OF THE UNDERSIGNED HEREBY WAIVES FOR ITSELF AND ITS PERMITTED SUCCESSORS AND ASSIGNS THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INSTITUTED IN CONNECTION WITH THIS AGREEMENT.

7.4            Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersedes all prior and contemporaneous agreements, arrangements and understandings of the parties relating to the subject matter hereof. No representation, promise, inducement, waiver of rights, agreement or statement of intention has been made by any of the parties which is not expressly embodied in this Agreement.

7.5           Assignment. Each party's rights and obligations under this Agreement shall not be assigned or delegated, by operation of law or otherwise, without the other party's prior written consent, and any such assignment or attempted assignment shall be void, of no force or effect, and shall constitute a material default by such party.

7.6           Amendments. This Agreement may be amended, modified, superseded or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties hereto.

7.7           Waivers. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other term, covenant, representation or warranty of this Agreement.

7.8           Counterparts. This Agreement may be executed simultaneously in two or more counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.9           Severability.  If any term, provisions, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

7.10          Interpretation. The parties agree that this Agreement shall be deemed to have been jointly and equally drafted by them, and that the provisions of this Agreement therefore shall not be construed against a party or parties on the ground that such party or parties drafted or was more responsible for the drafting of any such provision(s). The parties further agree that they have each carefully read the terms and conditions of this Agreement, that they know and understand the contents and effect of this Agreement and that the legal effect of this Agreement has been fully explained to its satisfaction by counsel of its own choosing.

IN WITNESS WHEREOF, the parties have duly executed this Stock Purchase Agreement as of the date first above written.

Great Plains Holding, Inc.	Bonjoe Gourmet Chips LLC
By: /s/ Kent Campbell	By: /s/ Joseph Trudel
Kent Campbell, Chief Executive Officer	Joseph Trudel, Manager

Exhibit A
Purchasers’ Signature Page

Purchaser’s Name and Address	No. of Exchange Shares of Great Plains to be Acquired	No. of Units of Bonjoe to be Exchanged	% Interest of Bonjoe
Sign: /s/ Joseph Trudel Name: Joseph Trudel Address: _____________________________ _____________________________	700,000	46,000	46.0%

Purchaser’s Name and Address	No. of Exchange Shares of Great Plains to be Acquired	No. of Units of Bonjoe to be Exchanged	% Interest of Bonjoe
Sign: /s/ Gilbert Hess Name: Gilbert Hess Address: _____________________________ _____________________________	93,000	5,000	5.0%

EXHIBIT B

CONFIDENTIALITY, NONDISCLOSURE, NONSOLICITATION AND NON-DISPARAGEMENT AGREEMENT

The Confidentiality, Nondisclosure, Nonsolicitation and Non-Disparagement Agreement is incorporated by reference to Exhibit B of the SPA.

EXHIBIT C

OPERATING AGREEMENT

The Operating Agreement is incorporated by reference to Exhibit C of the SPA.

EXHIBIT D

OPTION AGREEMENTS

The Option Agreements are incorporated by reference to Exhibit E of the SPA.

EXHIBIT E

TERMINATION OF ROYALTY AGREEMENT

THIS TERMINATIN OF ROYALTY AGREEMENT (the “Termination Agreement”) is made effective as of January 26, 2015 by and between Bonjoe Gourmet Chips LLC, a Florida limited liability company (“Bonjoe”) and Great Plains Holdings, Inc., a Nevada corporation ("Great Plains") (collectively referred to hereinafter as the “Parties”).

BACKGROUND

A.  Bonjoe and Great Plains are the parties to that certain Royalty Agreement dated December 10, 2014 (the "Royalty Agreement"); and

B.  Bonjoe, Great Plains, Joseph Trudel and Gilbert Hess entered into an Amended and Restated Securities Purchase Agreement dated January 30, 2015 (the “Amended SPA”).

C.  The parties desire to terminate the Agreement as set forth below.

NOW, THEREFORE, in consideration of the execution and delivery of the Royalty Agreement, the Amended SPA and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Upon completion of the Closing under the Amended SPA, the Royalty Agreement shall be terminated in all respects and the Investment Amount set forth in the Royalty Agreement shall be treated as an investment in the capital of Bonjoe by Great Plains.

2. This Termination Agreement shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the Royalty Agreement. All initial capitalized terms used in this Termination Agreement shall have the same meaning as set forth in the Royalty Agreement unless otherwise provided.  Except as specifically modified hereby, all of the provisions of the Royalty Agreement which are not in conflict with the terms of this Termination Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Termination Agreement as of the date first above written.

Bonjoe Gourmet Chips LLC By: /s/ Joseph Trudel Print Name: Joseph Trudel Its: Manager	Great Plains Holdings, Inc. By: /s/ Kent Campbell Print Name: Kent Campbell Its: Chief Executive Officer